Exhibit 5.1

August 27, 2026

Reliance Global Group, Inc.

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

Re:	Registration Statement on Form S-1 Filed on August 27, 2026

Ladies and Gentlemen:

We are acting as counsel to Reliance Global Group, Inc., a Florida corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the resale from time to time by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to 16,107,568 shares (the “Shares”) of the Company’s common stock, par value $0.086 per share (the “Common Stock”), that the Company may elect to issue and sell to White Lion Capital, LLC (“White Lion”) from time to time pursuant to that certain Common Stock Purchase Agreement between the Company and White Lion dated August 26, 2025, as amended by Amendment No. 1 dated November 5, 2025 and Amendment No. 2 dated March 12, 2026 (as so amended, the “Purchase Agreement”).

In arriving at the opinion expressed below, we have examined and relied upon the Articles of Incorporation and Bylaws of the Company, each as amended and restated to date (including the Articles of Amendment effecting the 1-for-40 reverse stock split that became effective on May 15, 2026), copies of the Purchase Agreement (including Amendment No. 1 dated November 5, 2025 and Amendment No. 2 dated March 12, 2026) and the related Registration Rights Agreement dated August 26, 2025 between the Company and White Lion, the records of meetings and consents of the Company’s Board of Directors, or committees thereof, authorizing the Purchase Agreement and the issuance of the Shares, records of the proceedings of stockholders deemed to be relevant to this opinion letter (including the approval obtained at the Company’s 2026 Annual Meeting of Stockholders for issuances under the Purchase Agreement in excess of the Nasdaq 19.99% exchange cap), and the Registration Statement. We have also reviewed such other documents as we have considered necessary or advisable for purposes of rendering the opinion set forth below.

In addition, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

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On the basis of the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor in accordance with the Purchase Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares. This opinion is opining upon and is limited to the Florida Business Corporation Act of the State of Florida, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of any jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

 This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus constituting part of the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC promulgated thereunder, nor do we admit that we are experts with respect to any part of the Prospectus within the meaning of the term “expert” as used in the Act or the related rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Zarif Law Group P.C.

By: /s/ Morris C. Zarif

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